Exhibit 99.1

From: Brian Tierney [redacted]
Sent: Monday, September 19, 2022 2:45 PM
To: Madonna, Harry [redacted]
Subject: Re: December Board meeting

Harry,

Please accept my resignation from the board.

Best,

Brian

BRIAN TIERNEY
CEO

[redacted]
o. [redacted]

brian.
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